Exhibit 99.1

Intermedia Completes Acquisition of Telanetix, Inc.

Bellevue, WA – August 30, 2013 – Telanetix, Inc. (OTC QB: TNIX or “Telanetix” doing business as AccessLine™), a leading provider of cloud-based communications solutions, today announced the completion of its acquisition by Intermedia, a global leader in business cloud services, and the world’s largest third-party Microsoft Exchange hosting provider.

Pursuant to the terms of the Merger Agreement between Intermedia and Telanetix, dated as of January 18, 2013, upon the closing of the acquisition of Telanetix, each share of Telanetix common stock was converted into the right to receive $7.284 per share in cash, without interest.

Telanetix stockholders of record as of the effective time of the merger will be sent a letter of transmittal with detailed written instructions for exchanging their physical Telanetix stock certificates for the merger consideration. Telanetix stockholders whose shares were held in “street name” by a brokerage firm, bank, trust, or other nominees as of the effective time of the merger should contact their brokerage firm, bank, trust or other nominees who will handle the exchange of their shares for the merger consideration.

Additional information on the acquisition can be found in Telanetix’s filings with the SEC including the report on Form 8-K for August 30, 2013, and on Intermedia’s website at www.intermedia.net.

About Telanetix, Inc.

Telanetix, Inc. (OTC BB: TNIX), doing business as AccessLine™, is a leading cloud based communications solutions company providing next-generation hosted voice services, delivered primarily to the small and mid-sized business market, over a scalable and highly efficient carrier-grade network platform. The company’s key products are sold through its direct and indirect channels to over 40,000 business customers and include a cloud-based business VoIP phone service (hosted PBX), SIP trunking service, and modular cloud-based individualized services. Telanetix’s solutions meet the real-world communications demands of its customers with a compelling value proposition of cutting edge products and technology that brings enhanced productivity and industry-leading savings to customers. The company's cloud-based hosted telecom voice services give companies flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers.

About Intermedia

Intermedia is the premier provider of cloud services to small and medium-sized businesses and the world's largest third-party provider of hosted Microsoft Exchange. Intermedia's Office in the Cloud(TM) suite offers essential business services -- including hosted Exchange, Hosted PBX and SecuriSync -- that enable customers to communicate, collaborate, manage content and run their business applications. All of these services are managed using Intermedia's powerful HostPilot(TM) control panel. Intermedia's services are delivered from top-tier datacenters, protected by enterprise-grade security, and supported by its premium 24/7 customer care. Fully integrated and designed for mobility, these services provide a worry-free experience that keeps customers focused on doing business. Intermedia also empowers thousands of partners -- including VARs, MSPs, telcos and cable companies -- to sell cloud services under their own brand. Founded in 1995, Intermedia was the first to offer hosted Microsoft Exchange. Today, Intermedia's Business Cloud powers over 630,000 premium hosted Exchange mailboxes -- far more than any other provider worldwide. For more information, visit Intermedia.net.

Forward Looking Statements Relating To Telanetix

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, Telanetix’s expectations regarding the timing of expected transaction closing, as well as anything relating or referring to future financial results and plans for future business development activities, including anticipated effects of distribution relationships, and are thus prospective. In addition, the per share price to be paid to the stockholders of Telanetix if and when the transaction closes, as set forth in this press release, is an estimate, and will decrease if there are decreases to the aggregate amount of merger consideration payable in the transaction or if there are changes in the Company’s capitalization prior to the closing. Such estimated per share price is also therefore a forward-looking statement. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations and generally include statements that are predictive in nature and depend upon or refer to future events or conditions. Such risks and uncertainties include, without limitation, statements regarding expected benefits, value and synergies resulting from the contemplated merger; risks related to the failure of the proposed transaction to be consummated, including risks relating to failure to obtain required regulatory approvals, and the possibility that other closing conditions for the transaction may not be satisfied or waived and the possibility that the closing won’t occur or the termination of the merger agreement; the diversion of management time on merger-related activities; and other uncertainties pertaining to Telanetix; general economic conditions, in addition to those risks and uncertainties set forth from time to time in reports filed by Telanetix with the SEC. Such risks and uncertainties could materially and adversely affect the business, operating results and financial condition of Telanetix. Telanetix can give no assurance that such expectations will prove to have been correct. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Telanetix’s ability to control or predict. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward looking statements contained herein. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which should be evaluated with the many uncertainties that face Telanetix’s business. Our forward-looking statements speak only as of the date of this press release. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof or update or revise publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Contact
Valorie Norwood, VNorwood@accessline.com, 206-529-6583

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